THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE

                       P&G DECLARES COMMON STOCK DIVIDEND
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         CINCINNATI, Jan. 11, 2005 - Today the Board of Directors of The Procter
& Gamble Company (NYSE:PG) declared a quarterly dividend of $0.25 per share on the Common Stock and on the Series A ESOP Convertible Class A Preferred Stock of the company, payable on or after Feb. 15, 2005 to shareholders of record at the close of business on Jan. 21, 2005. The company has been paying dividends without interruption since incorporation in 1890.


ABOUT P&G

         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Clairol Nice `n Easy(R), Head & Shoulders(R), and Wella. The P&G community consists of almost 110,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G MEDIA CONTACTS:
In the US:  1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G INVESTOR RELATIONS CONTACT:
Thomas Tippl - 513-983-2414